EXHIBIT 99.3



    Certification of Chief Executive Officer and Chief Financial Officer of
            Di Giorgio Corporation Pursuant to 18 U.S.C. Section1350
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We each certify that,  to the best of our  knowledge  and belief,  the Quarterly
Report on Form 10-Q of Di Giorgio  Corporation  for the period  ending  June 29,
2002:

     (1) Complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Di Giorgio Corporation.



By:  /s/ Richard B. Neff                         By:  /s/ Lawrence S. Grossman
     --------------------------------------           --------------------------
Richard B. Neff                                      Lawrence S. Grossman
Co-Chairman and Chief                                Senior Vice President and
Executive Officer                                    Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)